INDEMNITY AGREEMENT

THIS AGREEMENT is made as of the ___ day of May, 2023

BETWEEN

SNOW LAKE RESOURCES LTD., a company existing under The Corporations Act (Manitoba)

(the “Company”),

AND

_____________________, an individual residing at ______________________________________ _______________________________________________________________________

(the “Indemnitee”),

WHEREAS the Company exists under The Corporations Act (Manitoba) (the “Act”);

AND WHEREAS the Company has requested that the Indemnitee serve or continue to serve as a director of the Company and has requested, or may request, that the Indemnitee serve as a director of, or in a similar capacity with, one or more affiliated entities of the Company;

AND WHEREAS it is in the best interests of the Company to attract and retain responsible and capable directors, and the entering into of an agreement containing broad indemnification provisions of the kind contained in this Agreement is of importance to achieving these goals;

AND WHEREAS in order to induce the Indemnitee to serve as a director of the Company or an affiliate thereof, the Company has agreed to indemnify the Indemnitee on and subject to the terms of this Agreement.

NOW THEREFORE, in consideration of the amount of $1.00 now paid by the Indemnitee to the Company (the receipt and sufficiency of which are hereby acknowledged by the Company), the Indemnitee’s agreement to become or continue as a director of the Company and/or its affiliates, and the premises and covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I
AGREEMENT TO SERVE

Section 1.1Agreement to Serve

The Indemnitee agrees to serve or continue to serve in accordance with applicable laws: (a) as a director of the Company; and/or (b) as a director of, or in a similar capacity with, one or more Other Entities (as defined below) as specifically requested by the Company (and agreed to in writing by the Indemnitee) so long as the Indemnitee is elected or appointed and is qualified in accordance with the provisions of the Act, the policies of any stock exchange on which the Company’s securities may trade from time to time, including, without limitation, the Nasdaq Capital Market, and the articles and by-laws of the Company (collective, the “Constating Documents”), in the case of the Company, or the constating documents of any such Other Entity, in the case of an Other Entity; provided, however, that: (i) the Indemnitee may at any time and for any reason resign from any such position (subject to any contractual obligation which the Indemnitee shall have agreed to in writing); and (ii) the Company shall not have any obligation under this Agreement to nominate the Indemnitee for, or appoint or elect the Indemnitee to, any such position.

ARTICLE II
INDEMNITY AND LIMITATION OF LIABILITY

Section 2.1Definitions:

(i)“Eligible Penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an Eligible Proceeding as a result of the Indemnitee’s service as a director of the Company or an Other Entity;

(ii)“Eligible Proceeding” means a Proceeding in which the Indemnitee or any of the heirs and personal or other legal representatives of the Indemnitee, by reason of the Indemnitee being or having been a director of, or holding or having held a position equivalent to that of a director of, the Company or an Other Entity:

(a)is or may be joined as a party, or

(b)is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the Proceeding;

(iii)“Expenses” includes, without limitation, reasonable and actually incurred costs, charges and expenses, including actual legal and other fees, and out of pocket expenses, including those incurred in attending discoveries, trials, hearings and meetings to prepare for those Eligible Proceedings, and whether incurred before or after the date of this Agreement, but “Expenses” does not include any Eligible Penalty;

(iv)“Other Entity” means a corporation or entity (including a partnership, trust, joint venture or other unincorporated entity) of which the Indemnitee is or was or will be a director (or holds or held or will hold an equivalent position):

(a)at a time when such corporation or entity was affiliated (within the meaning of the Act) with the Company; or

(b)at the request of the Company; and

(v)“Proceeding” includes any actual legal proceeding or investigative action (civil, criminal, regulatory, administrative, arbitral or other), whether current, threatened, pending or completed and any appeal or appeals therefrom, and any other circumstance or situation, in respect of which the Indemnitee reasonably requires legal advice or representation concerning the actual, possible or anticipated imposition of an Eligible Penalty or Expenses upon the Indemnitee and arising at any time in whole or in part, directly or indirectly, from the Indemnitee being or having been a director of the Company or an Other Entity, notwithstanding that the Indemnitee denies liability for the possible Eligible Penalty or Expenses or that the possible attempt to impose such Eligible Penalty or Expenses is without merit.

Section 2.2Indemnity

(i)The Company shall, to the fullest extent permitted by applicable law, promptly upon demand, indemnify and save harmless the Indemnitee in respect of all Eligible Penalties and Eligible Proceedings and Expenses related thereto.

(ii)Without limiting 0 but subject to 0 the Company shall:

(a)indemnify the Indemnitee against all Eligible Penalties to which the Indemnitee is or may be liable; and

(b)after the final disposition of an Eligible Proceeding, pay the Expenses actually and reasonably incurred by the Indemnitee in respect of that Proceeding, if the Indemnitee was wholly successful, on the merits or otherwise, in the outcome of the Proceeding or is substantially successful on the merits in the outcome of the Proceeding.

(iii)This indemnity shall extend to cover Expenses related to:

(a)investigations, inquiries and hearings, whether or not charges have been laid, a claim has been made, or an Eligible Proceeding or Proceeding has been commenced against the Company, an Other Entity or the Indemnitee; and

(b)any situation in which the Indemnitee is compelled by authorities or requested by the Company or by an Other Entity to participate in an investigation, inquiry, hearing, Eligible Proceeding or Proceeding, arising as a result of the Indemnitee’s service as a director of the Company or an Other Entity, in any case whether occurring before or after the date of this Agreement.

(iv)For the purposes of the indemnity provided under this Agreement:

(a)the Indemnitee shall be deemed, subject only to compelling evidence to the contrary, to have acted in good faith and in the best interests of the Company or Other Entity, as the case may be, and the Company shall have the burden of establishing the absence of good faith or best interests of the Company or Other Entity, as the case may be;

(b)the knowledge and/or Eligible Proceedings, or failure to act, of any other director, officer, agent or employee of the Company or any Other Entity will not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement; and

(c)the Company shall have the burden of establishing that any Expense it wishes to challenge is not reasonable.

(v)To the extent that prior court or other approval is required in connection with any indemnification obligation of the Company under this Agreement, the Company shall seek and use all commercially reasonable efforts to obtain that approval as soon as reasonably possible in the circumstances.

Section 2.3Indemnity not Invalidated

The failure of the Indemnitee to comply with the provisions of the Act or the Constating Documents or of the constating documents of an Other Entity shall not invalidate any indemnity to which the Indemnitee is entitled under this Agreement and failure to give notice in a timely fashion as required by 0 will not disentitle the Indemnitee to indemnification, except to the extent the Company is prejudiced by such delay.

Section 2.4Indemnity Prohibited

(i)The Company shall not indemnify the Indemnitee under 0 or pay the Expenses of the Indemnitee under 0 or Section 2.8

(a)if, in relation to the subject matter of the Eligible Proceeding, the Indemnitee did not act honestly and in good faith with a view to the best interests of the Company or the Other Entity, as applicable;

(b)if, in the case of an Eligible Proceeding other than a civil Proceeding, the Indemnitee did not have reasonable grounds for believing that the conduct of the Indemnitee in respect of which the Proceeding was brought was lawful; or

(c)if the Indemnitee did not exercise the care, diligence and skill that a reasonable prudent person would exercise in comparable circumstances.

(ii)If an Eligible Proceeding is brought against the Indemnitee by or on behalf of the Company or by or on behalf of an Other Entity, the Company shall not:

(a)indemnify the Indemnitee under 0 in respect of the Proceeding; or

(b)pay the Expenses of the Indemnitee under 0 or 0 if the Indemnitee was not wholly successful, on the merits or otherwise, in the outcome of the Proceeding or was not substantially successful on the merits in the outcome of the Proceeding.

(iii)The indemnity provided under this Agreement will not apply to any Proceeding initiated by the Indemnitee against:

(a)the Company, unless it is brought to establish or enforce any right under this Agreement; or

(b)any other person or entity unless the Company or an Other Entity has joined with the Indemnitee in or has consented to the initiation of such Proceeding.

Section 2.5Primary Obligations

(i)The Company hereby agrees that it is the indemnitor of first resort under this Agreement or any other indemnification agreement, arrangement or undertaking with respect to the Indemnitee and, as a result, the Company’s obligations to such Indemnitee under this Agreement or any other agreement, arrangement or undertaking to provide advancement of Expenses and indemnification to such Indemnitee are primary without regard to any rights such Indemnitee may have to seek or obtain indemnification or advancement of Expenses from any other person or any of its affiliates or associates (the “Other Indemnitor”) or from any insurance policy for the benefit of such Indemnitee (other than any directors’ and officers’ insurance policy for the benefit of such Indemnitee maintained or paid for by the Company or any of the Other Entities pursuant to 0 hereof), and any obligation of any Other Indemnitor to provide advancement or indemnification to such Indemnitee and any rights of recovery of such Indemnitee under any insurance policy for the benefit of such Indemnitee (other than any directors’ and officers’ insurance policy for the benefit of such Indemnitee maintained or paid for by the Company or any of the Other Entities pursuant to 0 hereof) are secondary.

(ii)Subject to 0, no failure by the Indemnitee to comply with the provisions of the Act or Constating Documents of the Company will invalidate any indemnity to which the Indemnitee are entitled under this Agreement.

(iii)If the Company makes a payment to the Indemnitee pursuant to this Agreement which it is not permitted to pay by law or is determined not to be required to paid, including, without restriction, pursuant to 0, then such amount shall be deemed to have been a loan by the Company to the Indemnitee and upon written request by the Company, the Indemnitee shall repay such amounts to the Company within thirty (30) days of such written request for reimbursement. No interest shall be payable by the Indemnitee with respect to such loan unless such loan is not repaid within such period of thirty (30) days, in which event simple (not compound) interest shall be payable thereon at the Prime Rate plus three percent (3%) per annum, computed from the date which is thirty (30) days following the written request of the Company for repayment. For the purposes of this 0, “Prime Rate” means the annual commercial lending rate of interest which the Company’s bank quotes from time to time, as its reference rate of interest for the purpose of determining the rate of interest that it charges to its commercial customers for loans in Canadian funds, and which is commonly known as its “prime rate”.

Section 2.6Set-off

The Company grants to the Indemnitee the right to set-off any amount owing by the Company hereunder to the Indemnitee against any amount that the Indemnitee may owe to the Company at that time.

Section 2.7Statutory Liability

Without limiting in any way the generality of 0 hereof, the Company and the Indemnitee acknowledge that the scope of the Eligible Proceedings to which the indemnity provided in such section applies includes, without limitation, all Eligible Proceedings that relate to or arise from any Canadian or foreign federal, provincial, state, regional or municipal statutory liability of any kind or nature imposed or that may be imposed on the Indemnitee as a director of the Company or as a director of, or acting in a similar capacity with, any Other Entity or which in any way involve the business or affairs of the Company or any Other Entity.

Section 2.8Reimbursement and Payment in Advance

The Company shall upon receipt of a written demand from the Indemnitee for indemnification hereunder, promptly, and in any event, no more than thirty (30) days after receipt by the Company of such demand:

(i)reimburse the Indemnitee in relation to, or by virtue of, a matter claimed by the Indemnitee to be subject to indemnification hereunder; and

(ii)to the fullest extent permitted by law, pay amounts in advance to the Indemnitee or any other person (which word shall include individuals, partnerships, corporations and all other entities of whatsoever nature) for the Expenses of any Eligible Proceeding referred to in 0 hereof prior to the final disposition of such Eligible Proceeding; provided, however, that any such reimbursement or advance shall be repaid to the Company by the Indemnitee if the prohibitions on indemnity set out in 0 hereof apply. If and to the extent the Indemnitee makes any such repayment to the Company, the obligation of the Company to indemnify the Indemnitee shall continue in accordance with the terms of this Agreement.

Each such written demand shall include particulars of the liabilities to be covered by the proposed payment. In the case of an advance of Expenses pursuant to 0 hereof, such advance will be unsecured and no interest will be charged thereon. Each such written demand shall automatically be deemed to include an undertaking that the Indemnitee shall repay to the Company, upon demand, advances of Expenses made pursuant to 0 hereof:

(iii)if and to the extent that it is determined by a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) of a court having jurisdiction over such matter that the Indemnitee is not entitled to indemnification hereunder or that the payment of such Expenses is prohibited by applicable law;

(iv)if and to the extent that the Company has fully performed its obligations to the Indemnitee under this Agreement with respect to the advance of Expenses and other matters bearing on the ability of the Indemnitee to protect his or her interests fully and effectively in the applicable Eligible Proceeding; and

(v)subject to any right of counterclaim or set-off in favour of the Indemnitee.

Such repayment shall be made by the Indemnitee within thirty (30) days of a written request by the Company for repayment and, if such amounts are not repaid by the Indemnitee within such thirty (30) day period, they shall bear interest calculated in accordance with the provisions of 0.

Section 2.9Insurance

(i)The Company shall purchase and maintain, or cause to be purchased and maintained:

(a)while the Indemnitee remains a director of the Company or a director and/or officer of, or remains in a similar capacity with, any Other Entity, and

(b)for a minimum period of seven (7) years after the Indemnitee ceases to be a director of the Company or a director of, or ceases to act in a similar capacity with, any Other Entity, as the case may be, directors’ and officers’ liability insurance for the benefit of the Indemnitee (which, in the circumstances of 0 hereof, may be in the form of a non-cancellable seven (7) year director and officer run-off policy) containing such customary terms and conditions and in such amounts as are available to the Company on reasonable commercial terms, having regard to the nature and size of the business and operations of the Company or the Other Entity, as the case may be, from time to time, and as are acceptable to the Indemnitee. The insurance for the benefit of the Indemnitee in respect of any Eligible Proceeding which may be taken against the Indemnitee after the Indemnitee ceases to be a director of the Company or, a director of, or ceases to act in a similar capacity with, any Other Entity as the case may be, shall provide coverage on terms at least as favourable to the Indemnitee as would have been the case had the Eligible Proceeding commenced during the period during which the Indemnitee was a director of the Company, or a director of, or acted in a similar capacity with, an Other Entity, as the case may be.

(ii)Upon receipt by the Company of a notice from the Indemnitee pursuant to 0 hereof, the Company will promptly give notice to the insurer(s) under the insurance maintained by it and comply with all procedures and guidelines of the insurer(s) to ensure coverage of the Indemnitee under such insurance, and thereafter take all necessary or desirable Eligible Proceeding to cause the insurer(s) to pay, to or on behalf of the

Indemnitee, all amounts payable as a result of or in connection with such Eligible Proceeding in accordance with the terms of such insurance. The foregoing obligation of the Company to give such notice is in addition to any notice obligation of the Company arising under the terms of any such insurance.

(iii)In the event the Company is unable to fund the purchase of extended insurance coverage by reason of its insolvency or bankruptcy, the Indemnitee will be given reasonable notice regarding the Company’s inability to fund such purchase together with an identification of the additional premium that would be required to exercise the extended reporting period coverage option of the relevant insurance policies.

(iv)In the event that an Eligible Proceeding is brought in which the Indemnitee is named as party or in respect of which the Indemnitee may be entitled to receive payments or benefits under any insurance maintained by the Company, the Company will promptly pay, if permitted by applicable law, the insurance deductible applicable under any policies providing coverage to the Indemnitee.

(v)During the period when the Indemnitee serves as a director of the Company or a director of, or in a similar capacity with, an Other Entity, and for a period of seven (7) years thereafter, the Company will promptly notify the Indemnitee if

(a)any of the Company’s insurance policies lapses, is cancelled, as a result of insolvency or bankruptcy of the Company or any other person or otherwise, is not renewed or any provision thereof relating to the extent or nature of the coverage provided thereunder is amended, changed or modified in any material respect, or

(b)any insurer informs the Company that all or part of any Eligible Proceeding is not covered by any of such policies.

(vi)If the Company reasonably anticipates that:

(a) the Company may become insolvent or otherwise unable to pay its liabilities as they become due (an “Insolvency Situation”) and that, as a result of such Insolvency Situation, the Indemnitee may in the future not have the benefit of directors’ and officers’ liability insurance or

(b)the Company will likely be involved in a transaction that will result in an actual change of control of the Company (a “Change of Control”),

the Company will purchase and fund for the Indemnitee a non-cancellable seven (7) year director and officer run-off policy that provides coverage for the Indemnitee that is at least as favourable as the coverage provided by the insurance that the Company purchased and maintained for the benefit of the Indemnitee immediately prior to the time such run-off policy is purchased. Such run-off insurance coverage will be made effective upon the occurrence of an Insolvency Situation or Change of Control, as the case may be.

(vii)The indemnity provided for in this Agreement is separate and independent of any directors’ and officers’ liability insurance policies maintained by the Company and is not in any way limited to the amount of insurance provided under such policies.

Section 2.10Income Tax

(i)Each payment made by the Company to the Indemnitee pursuant to this Agreement shall be made without set-off, counterclaim or reduction for, and free from and clear of, and without deduction for or because of, any and all present or future taxes imposed, levied, collected, assessed or withheld by or within any taxing jurisdiction, unless the Company is required by law or the interpretation thereof by any relevant governmental authority to make such withholding or deduction. If the Company does not pay, cause to be paid or remit payments due hereunder free from and clear of such taxes, then the Company shall forthwith pay the Indemnitee such additional amount (the “Tax Indemnity Amount”) as may be necessary in order that the net after tax amount of every payment made to the Indemnitee, after provision for the payment of any taxes payable by the Company and/or the Indemnitee (including any deduction or withholding of taxes imposed, levied, collected, assessed or withheld by or within any taxing jurisdiction on or with respect to any Tax Indemnity Amount and the taxes on or in respect of the receipt of any Tax Indemnity Amount), shall be equal to the amount that the Indemnitee would have received had there been no such taxes.

(ii)If, as a result of any payment by the Company pursuant this Agreement, the Indemnitee is required to pay any taxes imposed, levied, collected, assessed or withheld by any taxing jurisdiction or if a governmental authority asserts the imposition of such taxes, then the Company shall, upon demand by the Indemnitee, indemnify the Indemnitee for the imposition or payment of any such taxes, whether or not such taxes are correctly or legally asserted, and for any taxes on any such indemnity payments, in each case, together with any interest, penalties and Expenses in connection therewith. All such amounts shall be payable by the Company on demand by the Indemnitee, and shall bear interest at the simple rate of 10% per annum from the date such tax is paid by the Indemnitee to the date which is five days after demand has been made by the Indemnitee for indemnification and thereafter at a rate 12 per annum until paid by the Company to the Indemnitee.

(iii)To the extent that the Indemnitee becomes responsible for the preparation or filing of any report or return to any government or any agency or division of any government, whether Canadian or foreign, federal, provincial, state, regional or municipal, the Company shall supply all necessary information for such preparation and filing and shall be responsible for paying all charges, costs and expenses, including those of accountants, appraisers, lawyers and other consultants, relating to such preparation and filing.

Section 2.11Scope of Indemnity

The intention of this Agreement is to provide the Indemnitee with indemnification to the fullest extent permitted by law and, without limiting the generality of the foregoing and notwithstanding anything contained herein:

(i)nothing in this Agreement shall be interpreted, by implication or otherwise, to limit the scope of the indemnification provided in 0 hereof except as specifically provided herein; and

(ii)0 hereof is intended to provide indemnification to the Indemnitee to the fullest extent permitted by the Act and, in the event that such statute is amended or replaced and a broader scope of indemnification (including, without limitation, the deletion or limiting of one or more of the conditions to the applicability of indemnification) is permitted or allowed, 0 hereof shall be deemed to be amended concurrently with the amendment to, or replacement of, the statute so as to provide such broader indemnification.

To the extent permitted by the Act and applicable laws, if there is any inconsistency between the provisions of this Agreement and the Constating Documents, the provisions of this Agreement shall govern and be effective notwithstanding the provisions of the Constating Documents.

However, notwithstanding any other term herein and for avoidance of doubt, the Company shall under no circumstances be required to indemnify the Indemnitee or take any other action in the circumstances where indemnification of a director or the taking of such action is not permitted under the Act.

Section 2.12Disclosure

In order to assist the Indemnitee in the duties of the Indemnitee as a director of the Company, the Company shall:

(i)keep the Indemnitee informed of all material matters affecting the Company;

(ii)provide the Indemnitee with a copy of all financial statements of the Company; and

(iii)promptly notify the Indemnitee of any Eligible Proceeding of which the Company becomes aware.

Section 2.13Information and Documents

The Company shall provide the Indemnitee, both while the Indemnitee is a director of the Company, or a director of, or acts in a similar capacity with, any Other Entity and after the Indemnitee ceases to be a director of the Company, or a director of, or ceases to act in a similar capacity with, any Other Entity, with all information and documents in the possession of, or reasonably available to the Company, requested by the Indemnitee which will assist or allow the Indemnitee to investigate, respond to, defend, settle, appeal or otherwise participate or be involved in any Eligible Proceeding. All documents and information provided by the Company shall be kept in the strictest confidence by the Indemnitee, shall remain the sole and exclusive property of the Company and shall only be provided by the Indemnitee to its professional counsel and other duly appointed advisors on a need-to-know basis for the sole purpose of the Indemnitee’s participation in an Eligible Proceeding.

Section 2.14Notice of Proceedings

(i)The Indemnitee will give prompt written notice to the Company within seven days upon the Indemnitee being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document asserting, commencing, threatening or continuing any Eligible Proceeding involving the Company or the Indemnitee which may result in a claim for indemnification under this Agreement.

(ii)The Company will give prompt written notice to the Indemnitee within seven days upon the Company being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document asserting, commencing, threatening or continuing any Eligible Proceeding involving the Indemnitee.

(iii)Failure by the Indemnitee to notify the Company of any Eligible Proceeding will not relieve the Company from liability under this Agreement except to the extent that such failure actually and materially prejudices the Company.

Section 2.15 Conduct of Defence

Promptly after receiving notice of any Eligible Proceeding from the Indemnitee, the Company may, and upon the written request of the Indemnitee the Company will, promptly assume the defence of the Eligible Proceeding at the Company’s expense and on behalf of the Indemnitee will retain counsel who is reasonably satisfactory to the Indemnitee to represent the Indemnitee in respect of the Eligible Proceeding. The assumption by the Company of the defence of any Eligible Proceeding shall not in any way affect the Company’s obligation to indemnify and save harmless the Indemnitee hereunder in connection with such Eligible Proceeding. If the Company assumes the conduct of the defence on behalf of the Indemnitee, the Indemnitee and the Company will reasonably cooperate with each other in the defence thereof including, without limitation, providing relevant documents, attending examinations for discovery, making affidavits, meeting with counsel and testifying and divulging to the Company all information reasonably required to defend the Eligible Proceeding, and the Company will keep the Indemnitee apprised of all significant developments in relation thereto.

Section 2.16Separate Counsel

(i)In connection with any Eligible Proceeding the Indemnitee shall have the right to employ separate counsel of the Indemnitee’s choosing and to participate in the defence thereof but the fees and disbursements of such separate counsel will be at the Indemnitee’s expense unless:

(a)the Indemnitee has received a written opinion of counsel, reasonably acceptable to the Company, to the effect that there are legal defences available to the Indemnitee that are different from or in addition to those available to the Company or an Other Entity or another director or officer of the Company, as the case may be, or that a conflict of interest exists which makes representation by counsel chosen by the Company not advisable;

(b)the Company has not assumed the defence of the Eligible Proceeding and retained on behalf of the Indemnitee counsel reasonably satisfactory to the Indemnitee within a reasonable period of time after receiving notice of the Eligible Proceeding; or

(c)employment of such separate counsel has been authorized by the Company;

in which event the reasonable and actually incurred fees and disbursements of the separate counsel for the Indemnitee will be paid by the Company. The Indemnitee and the Company will reasonably cooperate with each other and their respective counsel in the defence of any such Eligible Proceeding including, without limitation, providing relevant documents, and will otherwise use reasonable efforts to assist each other’s counsel to conduct a proper and adequate defence, provided that the Indemnitee will not be required to provide assistance that would materially prejudice his or her defence or his or her ability to fulfill his or her business obligations.

(ii)If the Indemnitee is named as a party or a witness to any Proceeding, or the Indemnitee is questioned or any of his or her Eligible Proceedings, omissions or activities are in any way investigated, reviewed or examined in connection with or in anticipation of any actual or potential Eligible Proceeding, the Indemnitee will be entitled to retain independent legal counsel at the Company’s expense to act on his or her behalf to provide an initial assessment to the Indemnitee of the appropriate course of action for the Indemnitee. Any continued representation of the Indemnitee by such legal counsel will be subject to 0.

Section 2.17Settlement of Claim.

No admission of liability and no settlement of any Eligible Proceeding in a manner adverse to the Indemnitee shall be made without the prior written consent of the Indemnitee, such consent not to be unreasonably withheld or delayed. No admission of liability shall be made by the Indemnitee without the prior written consent of the Company and the Company will not be liable for any settlement of any Eligible Proceeding made without its prior written consent, such consent in each case not to be unreasonably withheld or delayed.

ARTICLE III
GENERAL

Section 3.1Unconditional

(i)This Agreement is absolute and unconditional and the obligations of the Company shall not be affected, discharged, impaired, mitigated or released by (a) any extension of time, indulgence or modification that the Indemnitee may extend or make with any person threatening or commencing an Eligible Proceeding, or (b) the discharge or release of the Indemnitee in any bankruptcy, insolvency, receivership or other Proceedings of creditors.

(ii)No action or Proceeding brought or instituted under this Agreement and no recovery pursuant thereto will be a bar or defence to any further action or Proceeding which may be brought under this Agreement.

(iii)The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Constating Documents or the Act or otherwise. To the extent that a change in the Act (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Constating Documents or this Agreement, it is the intent of the Company and the Indemnitee that the Indemnitee be entitled to the greater benefits afforded by that change. The rights of the Indemnitee under this Agreement shall not be diminished by any amendment to the Constating Documents, or of any other agreement or instrument to which the Indemnitee is not a party, and shall not diminish any other rights that the Indemnitee now has, or in the future may have, against the Company.

Section 3.2Amendments and Waivers

No amendment to this Agreement shall be valid or binding unless set forth in writing and executed by both the Company and the Indemnitee. No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, will be limited to the specific breach waived.

Section 3.3Termination

(i)Nothing in this Agreement shall prevent the Indemnitee from resigning as a director of the Company or as a director of, or from ceasing to act in a similar capacity with, any Other Entity at any time.

(ii)The obligations of the Company shall not terminate or be released upon the Indemnitee resigning, or ceasing to act, as a director of the Company or as a director of, or ceasing to act in a similar capacity with, any Other Entity at any time.

Section 3.4Governing Law

This Agreement is governed by and shall be construed in accordance with the laws of the Province of Manitoba and the federal laws of Canada applicable therein. Words and terms used in this Agreement and in the Act and which are not defined herein shall have the same meaning as in the Act.

Section 3.5Further Assurances

The Company shall from time to time execute and deliver all such further documents and instruments and do all such acts and things as the Indemnitee may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement. Each of the Indemnitee and the Company shall diligently attend to, and assist in the conduct of, the defence of any Eligible

Proceeding, shall assist in enforcing any right of contribution or indemnity against any person or organization and shall (or in the case of the Company, shall cause its appropriate officers, directors, advisors or personnel to) attend hearings and trials and assist in securing and giving evidence and obtaining the attendance of witnesses.

Section 3.6Approvals

Where any indemnification sought pursuant to this Agreement is, pursuant to applicable law, subject to or conditional upon the approval or consent of any court or of any governmental body or regulatory authority, the Company agrees to make or cause to be made all necessary applications and to use its commercially reasonable best efforts to obtain or assist in obtaining or facilitating the obtaining of such approval or consent, at its expense.

Section 3.7Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 3.8Benefit of the Agreement

This Agreement shall enure to the benefit of, and be binding upon, the respective heirs, executors, administrators, other legal representatives, successors and permitted assigns of the Company and the Indemnitee, as the case may be. In the event that the Company proposes to (i) amalgamate, consolidate with or merge or wind up into any other person and the Company will cease to exist as a legal entity or will not be the continuing or surviving corporation or entity of such amalgamation, consolidation, merger or winding up; or (ii) transfer or dispose of all or substantially all of its properties and assets to any person or persons (including by way of a lease, licence, long term supply agreement or other arrangement having the same economic effect as a transfer or other disposition), then in each such case the Company will ensure that proper provision is made so that the obligations of the Company set forth in this Agreement will continue in full force, including providing for the assumption of the obligations under this Agreement by any Company or other entity continuing following an amalgamation, merger, consolidation or winding-up of the Company with or into one or more other entities (pursuant to a statutory procedure or otherwise), or by the person or persons acquiring all or substantially all of the properties and assets of the Company, as the case may be, in each case without prejudice to the Indemnitee, by written agreement in form and substance satisfactory to the Indemnitee, acting reasonably and without undue delay, expressly assuming and agreeing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no amalgamation, consolidation, merger, winding-up or transfer of properties and assets had taken place. In the event of (i) any acquisition (by way of take-over bid, share exchange, purchase of shares or otherwise, and whether in a single transaction or series of related transactions) by any person, or two or more persons acting “jointly or in concert” (within the meaning of that expression as used in applicable securities laws), of beneficial ownership of fifty percent (50%) or more of the outstanding voting or equity securities of the Company entitled to vote generally in the election of directors of the Company, or (ii) a plan of arrangement, amalgamation, merger, consolidation, recapitalization, liquidation, dissolution or other business combination or reorganization or similar corporate transaction, in each case where the Company does not cease to exist as a legal entity and is not a continuing or surviving Company in such transaction, that results in the voting securities of the Company outstanding immediately prior to the consummation of such transaction no longer continuing to represent (either by remaining outstanding or by being converted into or exchanged for securities of another entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company outstanding immediately after consummation of such transaction, then in each such case the Company will ensure that proper provision will be made so that the obligations of the Company set forth in this Agreement will continue in full force, including providing that any entity that so acquires voting or equity securities of the Company, or any entity which is a surviving Company or entity in any such arrangement, amalgamation, merger, consolidation, recapitalization, liquidation, dissolution, business combination or reorganization or other transaction, as the case may be, agrees to cause the Company to fulfil and honour in all respects all of its obligations under this Agreement and, to the extent necessary, make available to the Company, or any successor to the Company, any funding required in order for the Company, or such successor, to fulfil and honour all obligations under this Agreement, in each case without prejudice to the Indemnitee.

Section 3.9Independent Legal Advice

The Indemnitee acknowledges that the Indemnitee has been advised by the Company to obtain independent legal advice with respect to entering into this Agreement, that the Indemnitee has obtained such independent legal advice or has expressly waived obtaining such advice, and that the Indemnitee is entering into this Agreement with full knowledge of the contents hereof and with full capacity to do so.

Section 3.10Assignment

This Agreement may not be assigned by the Company without the prior written consent of the Indemnitee.

Section 3.11Notices

Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered mail or by electronic means of communication addressed to the recipient as follows:

To the Company:

Snow Lake Resources Ltd.

c/o MLT Aikins LLP

30th Floor, 360 Main Street

Winnipeg, Manitoba R3C 4G1

Attention: ______________________________

Email:______________________________

With a copy (not constituting notice to):

Garfinkle Biderman LLP

Suite 801, 1 Adelaide St E, Toronto, ON M5C 2V9

Attention: Shimmy Posen

Email:sposen@garfinkle.com

To the Indemnitee:

______________

______________________________

______________________________

Attention:________________________

Email:______________________________

or to such other street address, individual or electronic communication number or address as may be designated by notice given by the applicable party hereto to the other party hereto. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof or, if given by registered mail, on the second business day following the deposit thereof in the mail or, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the business day during which such normal business hours next occurs if not given during such hours on any day. If the party hereto giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system that might affect the delivery of mail, any such demand, notice or other communication may not be mailed but must be given by personal delivery or by electronic communication.

Section 3.12Remedies Cumulative

The right and remedies of the parties hereto under this Agreement are cumulative and are in addition to, and not in substitution for, any other rights and remedies available at law or in equity or otherwise. No single or partial exercise by a party hereto of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which that party hereto may be entitled.

Section 3.13Attornment

For the purpose of all legal Proceedings this Agreement shall be deemed to have been performed in the Province of Manitoba and the courts of the Province of Manitoba shall have jurisdiction to entertain any action arising under this Agreement. Each party hereto irrevocably attorns to the jurisdiction of the courts of the Province of Manitoba.

Section 3.14Entire Agreement

The parties hereto agree and acknowledge that this Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements between the parties in respect thereof.

Section 3.15Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page to this Agreement by any party by electronic transmission will be as effective as delivery of a manually executed copy of the Agreement by such party.

[REMAINDER OF THE PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

SNOW LAKE RESOURCES LTD.

by its authorized signatory Name:
Title:

SIGNED AND DELIVERED in the presence of:	) )
	)	________________________
)
Witness (print name below and sign on line above)	) ) )
)
Address of Witness:	)
) )
) )

[Snow Lake Resources Ltd. – Signature Page to Director Indemnity Agreement]